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                                                                    EXHIBIT 99.2




                          NOTICE OF GUARANTEED DELIVERY

                                  FOR TENDER OF

                    SERIES A FLOATING RATE CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

                                       OF


                              CNBF CAPITAL TRUST I
                UNCONDITIONALLY GUARANTEED BY CNB FINANCIAL CORP.

           This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if
(i) the procedure for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date (as defined in the Prospectus referred to below),
(ii) certificates for the Trust's (as defined below) Series A Floating Rate Capital Securities (the "Original Capital Securities") are not immediately available or (iii) Original Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to Wilmington Trust Company (the "Exchange Agent") on or prior the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent.See "The Exchange Offer-Procedures for Tendering Original Capital Securities" in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                            WILMINGTON TRUST COMPANY


 By Registration or Certified Mail                     By Hand or Overnight Delivery
 ---------------------------------                     -----------------------------
 Wilmington Trust Company                              Wilmington Trust Company
 1100 North Market Street                              1105 North Market Street
 Wilmington, DE  19890-0001                            Wilmington, DE  19890-0001
 Attn:  Kristin F. Long                                Attn:  Kristin F. Long
        Trust Operations                                      Trust Operations


                                   Confirm by
                                Telephone or for
                                Information call:
                                 (302) 651-1562

                            Facsimile Transmissions:
                          (Eligible Institutions Only)
                                 (302) 651-1079

           DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

           THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THEREFOR, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


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Ladies and Gentlemen:

           The undersigned hereby tenders to CNBF Capital Trust I, a trust created under the laws of Delaware (the "Trust"), upon the terms and subject to
the conditions set forth in the Prospectus dated    , 1999 (as the same may be
amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate liquidation amount of Original Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer-Procedures for Tendering Original Capital Securities."

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
Aggregate Liquidation Amount Tendered:                                   Name(s) of Registered Holder(s):
$
  --------------------------------------                                 --------------------------------------

                                                                         Total Liquidation Amount
Certificate No(s). (if available):                                       represented by Old Capital
                                                                         Securities Certificate(s):     $
----------------------------------------                                                                  ------
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If Original Capital Securities will be tendered by book-entry transfer, provide the following information:

DTC Account Number:                                                      Date:

--------------------------------------                                   --------------------------------------
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    All authority herein conferred or agreed
to be conferred in this Notice of Guaranteed
Delivery shall survive the death, incapacity
or dissolution of the undersigned and any
obligation of the undersigned hereunder shall
be binding upon the heirs, executors,
administrators, personal representatives,
trustees in bankruptcy, legal representatives,
successors and assigns of the undersigned.


PLEASE SIGN HERE:

-----------------------------------------------

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(Signature of Owner(s) or Authorized Signatory)

Date:

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Date:

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Area Code and Telephone Number(s):

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        Must be signed by registered holder(s) exactly as name(s) appear(s) on
Certificate(s) for the Original Capital Securities hereby tendered or on a security position listing, or by any person(s) authorized to become the registered holder(s) by endorsements and documents transmitted herewith
(including such opinions of counsel, certificates and other information as may be required by CNB Financial Corp, the Trust or the Exchange Agent to comply with the restrictions on transfer applicable to the Original Capital
Securities). If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary capacity or representative capacity, please set forth the signer's full title.
Please print name(s) and address(es).

Names:
      --------------------------------------------------------------------------

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Capacity (full title):
                       ---------------------------------------------------------

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Address:
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               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED


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                                    GUARANTEE

                    (Not to be used for signature guarantee)

           The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Series A
Floating Rate Capital Securities ("Original Capital Securities") tendered hereby in proper form or transfer of such Original Capital Securities to the Exchange
Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

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
Name of Firm:
              ----------------------------------------    ----------------------------------------------------
                                                                        (Authorized Signature)
Address:                                                  Title:
                                                          ----------------------------------------------------
------------------------------------------------------                  (Please type or print)

------------------------------------------------------
                                          Zip Code

                                                          Name:

                                                          ----------------------------------------------------
                                                                        (Please type or print)

Area Code and Telephone Number:                           Date:

------------------------------------------------------    ----------------------------------------------------

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           NOTE:  DO NOT SEND ORIGINAL CAPITAL SECURITIES WITH THIS NOTICE OF
GURANTEED DELIVERY.  ACTUAL SURRENDER OF ORIGINAL CAPITAL SECURITIES MUST BE
MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED
LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.